Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-116329, 333-114415 and 333-102550) and the Registration Statements on Form S-8 (No. 333-09727, 333-116812, 333-102554, 333-98231, 333-68102, 333-41088, 333-30164, 333-87511, 333-72527, 333-60993, 333-45731, 333-39181 and 333-125972) of Captiva Software Corporation of our report dated August 9, 2005 relating to the financial statements of SWT SA, which appears in the Current Report on Form 8-K/A Amendment No. 1 of Captiva Software Corporation dated May 27, 2005.

PricewaterhouseCoopers Audit
Anne MONTEIL, Partner
Neuilly sur Seine, France
August 9, 2005